SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

September 20, 2007
Date of Report (Date of earliest event reported)

COLLECTIVE BRANDS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-14770	43-1813160
(Commission File Number)	(IRS Employer Identification No.)

3231 Southeast Sixth Avenue
Topeka, Kansas 66607-2207
(Address of Principal Executive Office) (Zip Code)

(785) 233-5171
(Registrant's Telephone Number, Including Area Code)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Charter of the Board of Directors requires that any director who has a significant change in occupational status, other than retirement from his or her full-time position, tender their resignation, together with a request to the Compensation, Nominating and Governance Committee that such director not be designated as a nominee for re-election to the Board.  Pursuant to this requirement, at the September 20, 2007 meeting of the Board of Directors, Daniel Boggan Jr tendered his resignation.   The Board of Directors declined to accept his resignation.  Mr. Boggan serves on the Audit and Finance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTIVE BRANDS, INC.

Date: September 21, 2007	By:	/s/ Ullrich E. Porzig

Ullrich E. Porzig Senior Vice President, Chief Financial Officer and Treasurer